As filed with the Securities and Exchange Commission on February 23, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sprout Social, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	27-2404165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
131 South Dearborn Street, Suite 700
Chicago, Illinois 60603
(Address of principal executive offices) (Zip code)

SPROUT SOCIAL, INC. 2019 INCENTIVE AWARD PLAN
SPROUT SOCIAL, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Justyn Howard
Chairman of the Board of Directors
and Chief Executive Officer
Sprout Social, Inc.
131 South Dearborn Street, Suite 700
Chicago, Illinois 60603
Tel: (866) 878-3231
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Courtney M. W. Tygesson Cooley LLP 110 North Wacker Suite 4200 Chicago, Illinois 60606 (312) 881-6500	Heidi Jonas General Counsel and Secretary Sprout Social, Inc. 131 South Dearborn Street, Suite 700 Chicago, Illinois 60603 Tel: (866) 878-3231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

In this registration statement, Sprout Social, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 3,374,144 shares of the Registrant’s Class A common stock, $0.0001 par value per share (the “Class A common stock”), including 2,811,787 additional shares of Class A common stock issuable pursuant to the Sprout Social, Inc. 2019 Incentive Award Plan (the “Incentive Plan”) and 562,357 additional shares of Class A common stock issuable pursuant to the Sprout Social, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”), resulting from automatic annual increases on January 1, 2024 pursuant to the “evergreen” provisions of the Incentive Plan and ESPP (which provide that the total number of shares subject to the Incentive Plan and ESPP may be increased each year pursuant to a specified formula as set forth in each of the Incentive Plan and ESPP). These shares being registered pursuant to this Registration Statement are the same class as other securities for which registration statements relating to the Incentive Plan and ESPP were filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2019 (Commission File No. 333-235547), on May 4, 2022 (Commission File No. 333-264683), and on February 22, 2023 (Commission File No. 333-269913) (collectively, the “Prior Registration Statements”).

In accordance with General Instruction E of Form S-8, the contents of each of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

•the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024; and
•the description of the Registrant’s Class A common stock contained in a Registration Statement on Form 8- A filed with the SEC on December 9, 2019 (Commission File No. 001-39156), together with any amendment or report thereto filed with the Commission for the purpose of updating such description, including Exhibit 4.4 to the Registrant’s Annual Report.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

 The following documents are filed as exhibits to this Registration Statement:

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39156	3.1	December 17, 2019

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-39156	3.1	October 31, 2022

4.3	Form of Class A common stock certificate of the Registrant	S-1/A	333-234316	4.1	December 2, 2019

4.4	Sprout Social, Inc. 2019 Incentive Award Plan	S-1/A	333-234316	10.12	December 2, 2019

4.5	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement pursuant to the Sprout Social, Inc. 2019 Incentive Award Plan	S-1/A	333-234316	10.15	December 2, 2019

4.6	Sprout Social, Inc. 2019 Employee Stock Purchase Plan	S-1/A	333-234316	10.14	December 2, 2019

4.7	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement pursuant to the Sprout Social, Inc. 2019 Incentive Award Plan, approved February 19, 2020	10-K	001-39156	10.18	February 28, 2020

4.8	Form of Non-Employee Director Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement pursuant to the Sprout Social, Inc. 2019 Incentive Award Plan	10-K	001-39156	10.19	February 24, 2021

4.9	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement pursuant to the Sprout Social, Inc. 2019 Incentive Award Plan, approved February 16, 2022	10-Q	001-39156	10.1	August 3, 2022

4.10	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement pursuant to the Sprout Social, Inc. 2019 Incentive Award Plan, approved February 15, 2023	10-K	001-39156	10.14	February 22, 2023

4.11	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement pursuant to the Sprout Social, Inc. 2019 Incentive Award Plan, approved October 25, 2023	10-Q	001-39156	10.3	November 6, 2023

5.1*	Opinion of Cooley LLP

23.1*	Consent of Cooley LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Exhibit Fee Table
____________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on this 23rd day of February, 2024.

SPROUT SOCIAL, INC.
By:	/s/ Justyn Howard
Name: Justyn Howard
Title: Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Justyn Howard and Joe Del Preto, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Justyn Howard Justyn Howard	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 23, 2024

/s/ Peter Barris Peter Barris	Director	February 23, 2024

/s/ Steven Collins Steven Collins	Director	February 23, 2024

/s/ Joe Del Preto	Chief Financial Officer and Treasurer	February 23, 2024
Joe Del Preto	(Principal Financial Officer and Principal Accounting Officer)

/s/ Raina Moskowitz Raina Moskowitz	Director	February 23, 2024

/s/ Aaron Rankin Aaron Rankin	Director	February 23, 2024

/s/ Thomas Stanley Thomas Stanley	Director	February 23, 2024

/s/ Karen Walker Karen Walker	Director	February 23, 2024